CORNELL CAPITAL PARTNERS, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

July 12, 2006

EarthShell Corporation
1301 York Road, Suite 200
Lutherville, MD 20193
Attention: Scott Houston

Dear Mr. Houston

This agreement (the "Agreement") will confirm our understanding regarding the obligations of **EARTHSHELL CORPORATION**, a Delaware corporation (the "Company") owed to **CORNELL CAPITAL PARTNERS, LP** ("Cornell"). The Company hereby acknowledges, confirms and agrees that as of the close of business on July 10, 2006 the Company is indebted to Cornell pursuant to the Secured Convertible Debenture dated December 30, 2005 (the "Convertible Debenture") in an amount of $4,500,000 plus accrued and unpaid interest of $288,000.

The Company and Cornell are each a party to that certain Investor Registration Rights Agreement, dated December 30, 2005 (the "Registration Rights Agreement"), entered into in connection with the Company's issuance of the Convertible Debenture, pursuant to which the Company filed a registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") to register the shares of the Company's common stock, par value $0.001 per shares (the "Common Stock"), underlying the Convertible Debentures on February 14, 2006. Pursuant to the Registration Rights Agreement, the Company was obligated to obtain the effectiveness of the Registration Statement by May 31, 2006 (the "Scheduled Effective Deadline"). Further, failure to obtain the effectiveness of the Registration Statement by the Scheduled Effective Deadline shall result in the imposition of liquidated damages ("Liquidated Damages") equal to one percent (1%) of the liquidated value of the Convertible Debenture for each thirty (30) day period after the Scheduled Effective Deadline and in addition to Liquidated Damages, the failure by the Company to obtain the effectiveness of the Registration Statement by June 30, 2006 constituted an event of default. The Company acknowledges that an event of default under the Convertible Debentures has occurred for failing to timely register with the Commission the common stock underlying the Convertible Debenture (the "Existing Default").

Our agreement is as follows:

1. In consideration of the accommodations made by Cornell to the Company set forth herein,

    a. The Company shall issue to Cornell 250,000 shares of Common Stock (the "Shares"). The Shares and shall have "piggy back" registration rights and shall be included on any registration statement filed subsequent to the

Registration Statement. Cornell shall also have the right to demand the registration of the Shares by providing the Company with 30 day's advance written notice of such request.

b. Cornell shall waive any Liquidated Damages that may have accrued through the date hereof (aside from the amounts to be paid in Section 1 above) and any Liquidated Damages that may accrue during the Forbearance Period (as defined below).

c. Cornell shall not make any conversions under the Convertible Debenture until the earlier of September 30, 2006 or the expiration of the Forbearance Period (as defined below).

d. The Company shall obtain the effectiveness of the Registration Statement by September 30, 2006.

e. In accordance with the terms of Section 3(c)(ii) of the Debenture, the Company agrees to waive the conversion restriction set forth in Section 3(c)(ii) of the Debenture with respect to conversions made at the option of Cornell.

f. All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (collectively, the "Obligations") now or hereafter payable by the Company to Cornell (including, without limitation, the amounts referenced in the table above) under the Convertible Debentures and all other agreements, contracts, instruments or other items delivered in connection therewith (collectively, along with this letter agreement shall be referenced herein as the "Transaction Documents") are unconditionally owing by the Company to Cornell, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever. All terms of the Transaction Documents not modified by this Agreement shall remain in full force and effect. An event of default on any Transaction Document shall constitute an Event of Default on all other Transaction Documents.

g. The Company hereby acknowledges, confirms and agrees that Cornell has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property (as defined in the Transaction Documents) heretofore granted pursuant to any and all security agreements or otherwise granted to or held by Cornell.

h. In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions set forth herein, Cornell hereby waives on a one-time basis only the Existing Defaults and further agree to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions,

amendments and modifications contained herein for the period (the "Forbearance Period") commencing on the date hereof and continuing for so long as the following conditions are met: (i) the Company strictly complies with the terms of this Agreement (including the covenant of the Company set forth in Section 2.d. hereof), and (ii) there is no occurrence or existence of any event of default, other than the Existing Default under the Transaction Documents or any other agreement that the Company has entered into with Cornell.

i. Upon the termination or expiration of the Forbearance Period, the agreement of Cornell to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Cornell to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind. This Agreement shall be deemed to satisfy any and all requirements by Cornell to notify the Company of the occurrence of the Existing Default and satisfies any obligation by Cornell to give the Company an opportunity to cure each Existing Default.

j. The Company hereto acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to Cornell by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) Cornell is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without offset, setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

k. This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. The terms of this letter supersede the terms of any other verbal or written agreement existing prior to the date hereof. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns. Except for the amounts expressly set forth herein, none of the parties hereto shall be liable to any other party for any amounts whatsoever.

If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement among us.

Sincerely,

CORNELL EQUITY PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:________________________
Name:
Title:

ACCEPTED AND AGREED:
EARTHSHELL CORPORATION

By: [signature]
Name: Scott Houston
Title: Chief Financial Officer Officer

Acknowledged by:

____
Benton Wilcoxon